UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2026 (August 18, 2026)

Medalist Diversified, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-38719	47-5201540
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 8436

Richmond, VA 23226

(Address of principal executive offices)

(804) 338-7708

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of each Exchange on Which Registered	Trading Symbol(s)
Common Stock, $0.01 par value	Nasdaq Capital Market	MDRR

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.02	Termination of a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2026 by Medalist Diversified, Inc., a Maryland corporation (the “Company”), on July 21, 2026 the Company entered into (i) a Purchase and Sale Agreement (the “Denton Agreement”), with NPH Ventures, LLC a Delaware limited liability company (the “Seller”), whereby the Company agreed to acquire a property located at 8600 Highway 377, Aubrey, Texas 76258, consisting of a Caliber Collision Center and more particularly described in Exhibit A to the Denton Agreement and (ii) a Purchase and Sale Agreement (the “Johnson Agreement”), with the Seller, whereby the Company agreed to acquire  a property located at 282 South Colonial Drive, Cleburne, Texas 76033, consisting of a Caliber Collision Center and more particularly described in Exhibit A to the Johnson Agreement.

On August 18, 2026, the Company exercised its right to terminate each of the Denton Agreement and the Johnson Agreement during the inspection period, as provided for in Section 1.04 of each agreement. As a result, under the terms of the Denton Agreement and the Johnson Agreement, the funds deposited by the Company as earnest money deposits will be refunded.

The Denton Agreement and the Johnson Agreement were filed as Exhibit 10.1 and Exhibit 10.2, respectively, to the Company’s Current Report on 8-K filed on July 22, 2026 and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALIST DIVERSIFIED, INC.

Dated: August 20, 2026	By:	/s/ C. Brent Winn, Jr.
C. Brent Winn, Jr.
Chief Financial Officer